Exhibit 24.1

POWER OF ATTORNEY

I appoint Donal L. Mulligan and Roderick A. Palmore, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

•	Sign the registration statement on Form S-3 for the registration of the offer and sale of common stock of General Mills, Inc. pursuant to the Direct Purchase Plan, and any amendments (including post-effective amendments) to that registration statement;

•	File the registration statement mentioned above on Form S-3 (with exhibits and related documents) and any amendments and supplements thereto (with exhibits and related documents) with the Securities and Exchange Commission;

•	Perform the acts that need to be done concerning these filings; and

•	Name others to take their place.

I am responsible for everything my attorneys-in-fact do when acting lawfully within the scope of this Power of Attorney.

/s/ Bradbury H. Anderson	/s/ Hilda Ochoa-Brillembourg
Bradbury H. Anderson Dated: June 28, 2011	Hilda Ochoa-Brillembourg Dated: June 28, 2011

/s/ R. Kerry Clark	/s/ Steve Odland
R. Kerry Clark Dated: June 28, 2011	Steve Odland Dated: June 28, 2011

/s/ Paul Danos	/s/ Kendall J. Powell
Paul Danos Dated: June 28, 2011	Kendall J. Powell Dated: June 28, 2011

/s/ William T. Esrey	/s/ Michael D. Rose
William T. Esrey Dated: June 28, 2011	Michael D. Rose Dated: June 28, 2011

/s/ Raymond V. Gilmartin	/s/ Robert L. Ryan
Raymond V. Gilmartin Dated: June 28, 2011	Robert L. Ryan Dated: June 28, 2011

/s/ Judith Richards Hope	/s/ Dorothy A. Terrell
Judith Richards Hope Dated: June 28, 2011	Dorothy A. Terrell Dated: June 28, 2011

/s/ Heidi G. Miller
Heidi Miller Dated June 28, 2011